                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE
----------------------
January 26, 1999

Contact:   John Breed
                     713-209-8835

COOPER INDUSTRIES REPORTS INCREASED REVENUE, EARNINGS FOR 1998
Continued investments and cost control drive earnings per share increase of 10% compared to 1997

HOUSTON, TX, Jan. 26 -- Cooper Industries, Inc. (NYSE:CBE) announced today the company's results for the fourth quarter and full year, with revenues, earnings and earnings per share increases in line with earlier expectations.

           For the year, the company's reported earnings per share rose 13%, to $3.69 from $3.26 in 1997 while net income increased 7% to $423 million from $395 million in 1997. Both periods include a contribution from the company's recently discontinued automotive business and certain non-recurring items. Excluding these items, Cooper's 1998 continuing diluted earnings per share increased 10% to $2.47 for 1998 from $2.25 for 1997 while income after taxes rose 4%, to $283 million from $271 million for the prior year. Revenues for the year from continuing operations increased 7%, to $3.7 billion from $3.4 billion.

           For the three months ended December 31, 1998, Cooper's reported share earnings increased 43% to $ 1.29 from $.90 in 1997, while net income increased 21% to $132 million from $109 million in 1997, including a contribution from the company's discontinued automotive business and non-recurring items. Excluding these items, Cooper's 1998 fourth quarter diluted earnings per share from continuing operations increased 14%, to $.74 from $.65 in the fourth quarter of 1997, while income after taxes declined 3%, to $75.9 million from $78.5 million for the prior year. Fourth quarter revenues from continuing operations increased 5%, to $882 million from $839 million in 1997.

           Cooper had additions to net income and earnings per share from non-recurring items in both 1998 and 1997. In the fourth quarter of 1998, the company realized a pre-tax gain of $135.2 million ($86.5 million after tax) associated with the settlement of an exchangeable debt obligation and the sale of investments. This gain was partially offset by a $53.6 million ($33.5 million after tax) charge for expenses primarily associated with the company's previously announced cost-reduction actions. No other non-recurring items were included in the company's 1998 results.

           Cooper's 1997 net income and earnings per share included $12.2 million and $.10 a share, respectively, from non-recurring items, including $6.1 million and $.05 a share in the fourth quarter.

           "Cooper Industries had an extraordinary year in 1998," said H. John Riley, Jr., Cooper's Chairman, President and Chief Executive Officer. "During the year, we completed a complex transformation of the company while achieving another year of earnings growth, enhanced returns and increased competitiveness. A company that once had a significant dependence on highly cyclical energy markets and several low return investments has emerged as a company focused on higher growth and less volatile businesses. In 1998, we finished a key step in that process with the sale of our automotive business."

           Proceeds from this sale were used to aggressively realign the company's capital structure through share repurchases and debt reduction. More than $1 billion of common stock was repurchased, reducing shares outstanding by over 20%. In addition, debt was reduced by $900 million. At year-end, Cooper's debt-to-total capitalization ratio was 36%, at the low end of the company's operating range, providing a strong platform for future growth.

           Throughout the year, Cooper continued to grow and strengthen the core of the company through the reinvestment of its operating cash flow. The company's product and geographic coverage were expanded with several important complementary acquisitions in each business segment. In addition, more than $140 million in capital additions were made to maintain and improve Cooper's overall performance.

           "We achieved reasonable financial results in 1998, despite troublesome economic and market conditions in many parts of the world," said Riley. "Consistent demand remains a primary characteristic of most of our markets and has helped us to weather many of the disruptive events of this past year," he added.

           Annual revenues for the ELECTRICAL PRODUCTS segment increased 10 percent from the prior year. Continued growth in demand for lighting fixtures was complemented by steady replacement demand for electrical and electronic fuses, electrical construction materials and power transformers. Demand for some power systems equipment and electrical construction materials was negatively impacted by the global decline in energy and natural resources projects and the interruption of growth in Southeast Asia.

           Electrical Products' revenue growth was also supplemented through recent acquisitions. These acquisitions and performance improvements for lighting products operations were the primary sources of earnings growth in 1998. Their contribution was offset by the impact of slowing markets in other business areas and costs associated with the implementation of a business enterprise system for the power systems operations.

           Revenues, earnings and margins for the TOOLS & HARDWARE segment increased in 1998, primarily due to recent investments in several complementary acquisitions. In addition, new hand tools products, growing consumer hand tools markets and increased sales of power tools for general industry and automotive assembly applications helped offset some of the impact from the continued decline in demand for industrial hand tools.

           "As a result of our 1998 actions and other programs we executed over the last several years, we enter 1999 a fundamentally different and stronger company. Our investments in the Electrical Products and Tools & Hardware businesses are the sole focus of the company today. Five years ago, these businesses were only 48% of revenues and 38% of assets. Yet, Cooper's new operating and capital structures have greater revenue and earnings growth potential and enable us to continue to make strategic acquisitions that will leverage our returns.

           "While we still have much to do, including the completion of the cost-reduction program announced in the fourth quarter, I am excited about the current direction of Cooper and optimistic about the future. Though it is clear that we won't be able to rely solely on market growth to ensure our success, I am confident that we will see continued earnings growth in 1999. The steps we took in 1998, combined with our proven ability to manage our businesses well, equip Cooper to deliver continued growth in the year ahead," Riley concluded.

           In early October 1998, Cooper completed the sale of its automotive business for $1.9 billion. Consequently, this segment's results are reported as discontinued operations and the company's past financial performance has been restated. Comparisons of 1998 and 1997 fourth-quarter and full-year results appear on the following pages.

           Cooper Industries, with 1998 revenues of $ 3.7 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the company?s World Wide Web site: www.cooperindustries.com.

           Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the company, such as the level of market demand for the company's products, competitive pressures and future economic conditions. These factors are discussed in the company's 1997 Annual Report on Form 10-K and other Securities and Exchange Commission filings.


                                     -more-

                       CONSOLIDATED RESULTS OF OPERATIONS


                                                Quarter Ended December 31,          % Change
                                                 --------------------------          --------
                                                     1998                 1997(1)
                                                     ----                 ----
                                                   (in millions where applicable)
Revenues:
   Electrical Products                           $   670.5             $   648.5        3.4%
   Tools & Hardware                                  211.4                 190.2       11.1%
                                                  --------              --------
Total revenues                                       881.9                 838.7        5.2%

Cost of sales                                        583.6                 547.9
Selling and administrative expenses                  153.9                 137.6
Goodwill amortization                                 11.4                   8.5
Nonrecurring gains                                  (135.2)                    -
Nonrecurring charges                                  53.6                     -
Interest expense                                      14.4                  20.1
                                                  --------              --------

       Income Before Income Taxes                    200.2                 124.6
Income Taxes                                          71.3                  40.0
                                                  --------              --------
       Continuing income                             128.9                  84.6
Discontinued operations, net of tax                    2.9                  24.3
                                                  --------              --------
       Net Income                                 $  131.8              $  108.9
                                                  ========              ========


Net Income Per Common Share:
       Basic
          Continuing Operations                   $     1.27           $    0.71
          Discontinued Operations                       0.03                0.20
                                                  ----------           ---------
          Net Income                              $     1.30           $    0.91
                                                  ==========           =========
       Diluted
          Continuing Operations                   $     1.26           $    0.70
          Discontinued Operations                       0.03                0.20
                                                  ----------           ---------
          Net Income                              $     1.29           $    0.90
                                                  ==========           =========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                   101.5 million          119.9 million
         Diluted                                 102.5 million          121.2 million


                             PERCENTAGE OF REVENUES

                                                              Quarter Ended December 31,
                                                              --------------------------
                                                                1998            1997
                                                                ----            ----
Revenues                                                      100.0%           100.0%
Cost of sales                                                  66.2%            65.3%
Selling and administrative expenses                            17.5%            16.4%
   Continuing Income Before Income Taxes                       22.7%            14.9%
   Continuing Income                                           14.6%            10.1%

                     (Additional information on next page)






(1) The 1997 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.

         ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31, 1998


                                                                             Net Income Per
                                               Net Income                 Diluted Common Share
                                          --------------------            --------------------
                                          1998            1997             1998          1997
                                          ----            ----             ----          ----
                                     (in millions where applicable)
From Continuing Operations:
   Before nonrecurring items          $     75.9        $    78.5       $      .74    $      .65
   Nonrecurring items                       53.0              6.1(1)           .52           .05
                                       ---------         --------        ----------    ---------
                                           128.9             84.6             1.26           .70

From Discontinued Operations:
   Before nonrecurring items                 2.9             24.3              .03           .20
   Nonrecurring items                          -                -               -             -
                                       ---------         --------        ----------    ---------
                                             2.9             24.3               .03          .20
                                       ---------         --------        ----------    ---------

Net Income                             $   131.8         $  108.9        $     1.29    $     .90
                                       =========         ========        ==========    =========





















(1) Relates to the favorable settlements of state tax issues in the fourth quarter of 1997.

                       CONSOLIDATED RESULTS OF OPERATIONS


                                                 Twelve Months Ended December 31,            % Change
                                                 --------------------------------            ---------
                                                      1998                 1997(1)
                                                      ----                 ----
                                                     (in millions where applicable)
Revenues:
   Electrical Products                             $ 2,824.4              $ 2,568.3            10.0%
   Tools & Hardware                                    826.8                  749.9            10.3%
                                                   ----------              ---------
        Subtotal                                     3,651.2                3,318.2            10.0%
   Kirsch(2)                                               -                   97.4             n.m.
                                                   ----------              ---------
        Total revenues                               3,651.2                3,415.6             6.9%

Cost of sales                                        2,447.1                2,281.6
Selling and administrative expenses                    616.4                  580.5
Goodwill amortization                                   43.8                   32.4
Nonrecurring gains                                    (135.2)                 (93.0)
Nonrecurring charges                                    53.6                   40.5
Interest expense                                       101.9                   90.4
                                                   ----------              ---------

       Income Before Income Taxes                      523.6                  483.2
Income Taxes                                           187.7                  173.2
                                                   ----------              ---------
       Continuing income                               335.9                  310.0
Discontinued operations, net of tax                     87.1                   84.6
                                                   ----------              ---------
        Net Income                                 $   423.0               $  394.6
                                                   =========               ========

Net Income Per Common Share:
       Basic
          Continuing Operations                    $     2.97              $    2.64
          Discontinued Operations                        0.77                   0.72
                                                   ----------              ---------
          Net Income                               $     3.74              $    3.36
                                                   ==========              =========
       Diluted
          Continuing Operations                    $     2.93              $    2.57(3)
          Discontinued Operations                        0.76                   0.69
                                                   ----------              ---------
          Net Income                               $     3.69              $    3.26
                                                   ==========              =========

Shares Utilized in Computation
   of Income Per Common Share:
        Basic                                      113.2 million          117.5 million
        Diluted                                    114.7 million          122.9 million


                             PERCENTAGE OF REVENUES

                                                              Twelve Months Ended December 31,
                                                              --------------------------------
                                                                   1998               1997
                                                                   ----               ----
Revenues                                                           100.0%            100.0%
Cost of sales                                                       67.0%             66.8%
Selling and administrative expenses                                 16.9%             17.0%
   Continuing Income Before Income Taxes                            14.3%             14.1%
   Continuing Income                                                 9.2%              9.1%

                     (Additional information on next page)

(1) The 1997 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.
(2)   Kirsch was sold to Newell Co. on May 30, 1997.
(3) The 1997 calculation assumes conversion of the remaining 7.05% Convertible Subordinated Debentures to Common stock. As a result, interest on the debentures of $5.8 million, net of tax, was added back to continuing income and net income in the computation of diluted earnings per share.

      ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                         Twelve Months Ended December 31,           % Change
                                         --------------------------------           --------
                                              1998                 1997(1)
                                              ----                 ----
                                             (in millions where applicable)
Revenues:
   Electrical Products                      $ 2,824.4            $  2,568.3            10.0%
   Tools & Hardware                             826.8                 749.9            10.3%
                                            ---------              --------
        Subtotal                              3,651.2               3,318.2            10.0%
   Kirsch(3)                                        -                  97.4             n.m.
                                            ---------              --------

        Total revenues                        3,651.2               3,415.6             6.9%

Operating earnings(2):
   Electrical Products                      $   479.0             $   461.6             3.8%
   Tools & Hardware                             112.4                  99.6            12.9%
                                            ---------              --------

        Subtotal                                591.4                 561.2             5.4%
   Kirsch(3)                                        -                   4.8             n.m.
                                            ---------              --------

        Total operating earnings            $   591.4              $  566.0             4.5%
                                            =========              ========

                                                                           Net Income Per
                                              Net Income                 Diluted Common Share
                                          -------------------            --------------------
                                         1998            1997             1998          1997
                                         ----            ----             ----          ----
                                    (in millions where applicable)

From Continuing Operations:
   Before nonrecurring items         $  282.9           $  270.9         $  2.47       $  2.25
   Nonrecurring items                    53.0               39.1             .46           .32
                                     --------             -------        --------      -------
                                        335.9              310.0            2.93          2.57

From Discontinued Operations:
   Before nonrecurring items             87.1              111.5              .76          .91
   Nonrecurring items                       -              (26.9)               -         (.22)
                                     --------             -------        --------      -------
                                         87.1               84.6              .76          .69
                                     --------             -------        --------      -------

Net Income                           $  423.0             $ 394.6        $   3.69      $  3.26
                                     ========             =======        ========      =======












(1) The 1997 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.
(2) Excludes nonrecurring gains and charges. (3) Kirsch was sold to Newell Co. on May 30, 1997.